Exhibit 10.3

LEASE AGREEMENT

between

BH MEDIA GROUP, INC.

“Landlord”

and

LEE ENTERPRISES, INCORPORATED

“Tenant”

[__________], 2020

TABLE OF CONTENTS

1.	Lease of Properties	1

2.	Term	1

3.	Rent	1

4.	Net Lease	2

5.	Taxes	3

6.	Use.	3

7.	Marketing and Sale of Properties	4

8.	Maintenance	5

9.	Landlord’s Entry	5

10.	Condition of Properties	5

11.	Alterations	6

12.	Assignment/Subletting	6

13.	Tenant’s Failure to Perform	7

14.	Events of Default	7

15.	Landlord’s Remedies	9

16.	Casualty Events	10

17.	Condemnation	10

18.	Termination	11

19.	Tenant Indemnification and Insurance	11

20.	Subordination	11

21.	Holding Over	12

22.	Removal of Property Upon Termination	12

23.	Notices	12

24.	No Waiver	13

25.	No Partnership	13

26.	Governing Law	13

27.	Counterparts	13

28.	Entire Agreement-Modification-Partial Invalidity	13

29.	Landlord Transfer	13

30.	Brokers	13

31.	Time of Essence	13

32.	Headings	14

33.	Palace Building	14

EXHIBIT A:	Properties List

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated this [__________], 2020 (the “Effective Date”), by and between BH Media Group, Inc., a Delaware corporation (“Landlord”), and Lee Enterprises, Incorporated, a Delaware corporation (“Tenant”).

1.              Lease of Properties.  Landlord, in consideration of the rents and of the covenants hereafter contained, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms contained herein, those certain properties listed on the attached Exhibit A (each such property listed on Exhibit A is referred to herein as a “Property” and collectively, as the “Properties”).  Tenant’s rights and obligations with respect to each Property shall include the right to use and enjoy, and the obligations applicable to the Properties also shall include, all buildings, structures, fixtures (including, without limitation, all printing presses, inserters, ink tabs, and conveying equipment) and other improvements located thereon, and all easements, rights and appurtenances belonging or appertaining thereto, but shall be subject to all tenancies, covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title.  Landlord shall deliver possession of the Properties to Tenant on the Effective Date.  Landlord hereby assigns to Tenant, and Tenant hereby assumes from Landlord, to the fullest extent allowed under applicable law or the agreement at issue, all rights and obligations Landlord maintains in and to the Properties, including without limitation, all lease agreements and rights to collect rent related to the Properties.  Upon the expiration or earlier termination of this Lease, all such rights and obligations, including without limitation, all lease agreements and rights to collect rent related to the Properties, shall immediately revert to Landlord.

2.             Term. The term of this Lease shall be for a period of ten (10) years (“Term”), unless terminated in accordance with the terms set forth in this Lease, commencing on the Effective Date and continuing until the last day of the month that is ten (10) years after the Effective Date.  Tenant shall have no option to renew the Term of this Lease; provided however, that prior to the expiration of the Lease, Landlord and Tenant will negotiate in good faith the terms of a lease for each Property that has not been sold and is necessary for the continued operation of Tenant’s business.

3.               Rent.

(a)            Tenant shall pay rent to Landlord for the use and occupancy of the Properties the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($666,666.67) per month for each month of the Term (“Basic Rent”).  The Basic Rent shall be payable in advance on the first business day of each month of the Term of this Lease.  Basic Rent is payable to Landlord in cash, check, or ACH payment at the office of the Landlord at the address set forth in this Lease.  The first payment of Basic Rent (representing Basic Rent prorated for the month of March and all of April), shall be due upon the Effective Date.

(b)            If any installment of Basic Rent is not paid on the date due, Tenant shall pay Landlord interest on such overdue payment at the lesser of: a) 10% per annum or b) the maximum rate permitted by applicable law (the “Default Rate”), accruing from the due date of such payment until the same is paid.  If any installment of Basic Rent is not paid for a period of three (3) business days after notice of default thereof by Landlord, Tenant shall pay Landlord a late charge in an amount equal to the lesser of five (5%) percent of the unpaid installment of Basic Rent or the highest late charge permitted by applicable law.

(c)           Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty which may be added thereto for late payment thereof any amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease (“Additional Rent”), together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof.  In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.  Any Additional Rent payable to Landlord shall be paid, within fifteen (15) days after demand therefor.

4.              Net Lease.

(a)            It is the intention of Landlord and Tenant that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  This is an absolute net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein.  This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term.  Tenant agrees that, except as otherwise expressly provided in this Lease, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, (iii) the taking of the Property or any portion thereof pursuant to eminent domain (subject to Section 7 below), (iv) the prohibition or restriction of Tenant’s use of the any or all of the Properties under any legal requirement or otherwise, (v) the destruction of or damage or casualty to any Property or any portion thereof (subject to Section 7 below), (vi) default by Landlord hereunder or under any other agreement between Landlord and/or any of its affiliates and Tenant.  Tenant waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law to quit, terminate or surrender this Lease or any of the Properties; to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, and for any statutory lien or offset right against Landlord or its property.

(b)            All costs and expenses (other than depreciation, interest on and amortization of debt incurred by Landlord, and costs incurred by Landlord in financing or refinancing Properties) and other obligations of every kind and nature whatsoever relating to the Properties and the appurtenances thereto and the use and occupancy thereof that may arise or become due and payable or accrue during the Term shall be paid and performed by Tenant.  Notwithstanding the foregoing, Tenant shall have no liability or obligation relating to the investigation, remediation, or management of any hazardous materials or substances on any Property except for claims or obligations arising from or relating to Tenant’s occupancy and use of the Property.

(c)           Landlord is providing no services to Tenant under this Lease.  Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Properties during the Term, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges, impact fees and taxes, if any, all such charges, fees and taxes to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Properties and shall not be liable for any interruption or failure in the supply of any such utilities to the Properties.

5.              Taxes.  Tenant shall no later than fifteen (15) days before interest or penalties are due thereon, pay and discharge or cause to be paid and discharged all taxes of every kind and nature (including real, ad valorem and personal property, income, franchise, withholding, profits and gross receipts taxes); all charges and/or taxes for any easement or agreement maintained for the benefit of any of the Properties; all general and special assessments, levies, permits, inspection and license fees; all ground rents, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed, during the Term, against Landlord, Tenant or any of the Properties, including without limitation, any gross income tax, sales tax, use tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent (collectively, “Taxes”) which are imposed on or relate to the Properties for the period of time prior to or that become due during the Term, regardless of whether such Taxes are levied or assessed prior to the Term.  For the avoidance of doubt, it is the intention of the parties that Tenant pay such Taxes in the manner that is consistent with Landlord’s past practices. In the event that any assessment against any of the Properties may be paid in installments, Tenant shall have the option to pay such assessment in installments.  Tenant shall have the right to appeal or challenge any assessment of Taxes in accordance with applicable law.  Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Taxes.  If Tenant is not permitted to file any tax reports or pay any Taxes directly to the applicable governmental authorities, Tenant shall remit such Taxes, no later than fifteen (15) business days prior to the date when due, to Landlord and, at Landlord’s request, shall cooperate with Landlord in the preparation of such tax reports.  Landlord, at Tenant’s expense, shall prepare and file such tax reports and pay such Taxes to the applicable governmental authorities until Tenant has obtained permission to do so.  Promptly after the date hereof, Tenant shall endeavor to obtain permission to file all tax reports and pay Taxes directly to the applicable governmental authorities.  Tenant shall deliver to Landlord, upon receipt, copies of all settlements and notices pertaining to the Taxes which may be issued by any governmental authority and, prior to delinquency, receipts for payments of all Taxes made during each calendar year of the Term. Tenant’s obligation to pay Taxes in respect of a Property shall terminate upon sale or other disposition by Landlord of such Property resulting in a termination of this Lease with respect to such Property.  Notwithstanding the foregoing, upon a sale or disposition of a Property, the Taxes for the Property being sold shall be prorated to the date of closing of such sale, and Tenant shall be responsible for the Taxes attributable to the period prior to such closing.

6.               Use.

(a)            Tenant may use the Properties for any lawful purpose other than any use that will (i) have a material adverse effect on the value of any Property, (ii) cause Tenant or Landlord to incur liability due to a violation of any provision of applicable law, or (iii) result in or give rise to any environmental deterioration or degradation of the Properties.  In no event shall any Property be used for any purpose that would violate any of the provisions of any covenant, restriction, reservation, condition, or easement applicable to such Property either specifically or through broader application to any planned development, commercial center or industrial park of which such Property may be a part.  Tenant shall observe, perform and comply with and carry out the provisions of any covenant, restriction, reservation, condition, easement or other condition affecting the Properties required therein to be observed and performed by Landlord.  If under applicable zoning laws, the use of all or any portion of a Property is or shall become a non-conforming right, Tenant shall not cause or permit such non-conforming right to be discontinued or abandoned.

(b)            Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Properties or any use to be made thereof contrary to applicable law.  Tenant shall not use, occupy or permit any of the Properties to be used or occupied, nor do or permit anything to be done in or on any of the Properties, in a manner that would (i) violate any certificate of occupancy or equivalent certificate affecting any of the Properties, (ii) make void or voidable any insurance that Tenant is required hereunder to maintain then in force with respect to any of the Properties, (iii) affect in any manner the ability of Tenant to obtain any insurance that Tenant is required to furnish hereunder, (iv) cause any injury or damage to any or all of the Properties unless pursuant to Alterations (as defined in this Agreement) permitted under this Lease, or (v) constitute a public or private nuisance or waste.

(c)             Landlord represents and warrants that the Properties in the aggregate are in material compliance with all laws, statutes, and ordinances applicable to their use upon commencement of this Lease.   Tenant shall comply with all present and future laws, whether statutory or common law, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or any of the Properties) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant, to Landlord or to any of the Properties, or any portion thereof, or to the use, manner of use, occupancy, possession, operation, maintenance, Alteration, repair or reconstruction of any of the Properties, or any portion thereof, even if compliance therewith necessitates structural changes or improvements (including changes required to comply with the “Americans with Disabilities Act”) or results in interference with the use or enjoyment of any of the Properties.  Without limitation to the foregoing, Tenant shall comply with all legal requirements (along with common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any applicable judicial or administrative orders or judgments) relating to health, safety, industrial hygiene, pollution, the environment, or related matters including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §1251 et seq.; the Clean Air act, 42 U.S.C. §7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.

7.               Marketing and Sale of Properties.

(a)            Landlord may sell any Property in Landlord’s sole discretion, provided however, that (i) any such sale shall not interfere with Tenant’s quiet enjoyment of the subject Property and (ii) Tenant approves the arrangements for Tenant’s rent payments, which approval shall not be unreasonably withheld or delayed. The parties also acknowledge and agree that Tenant may actively market for sale any or all of the Properties.  If Tenant receives a bona fide offer to purchase one or more Properties that Tenant would like Landlord to accept, Tenant shall present such offer(s) to Landlord for approval.  Landlord shall have the sole discretion to determine whether it will accept such offer and to subsequently close on the sale of any Property.  Tenant shall have no authority to obligate Landlord to sell any Property without Landlord’s prior written approval.  If Landlord decides, in Landlord’s sole discretion, to accept an offer to purchase one or more Properties, Landlord and Tenant shall thereafter cooperate to complete the closing of the sale of such Property(ies).  From the after the closing of a sale of a Property, the definition of Properties under this Lease shall automatically be revised to exclude all sold Property(ies).

(b)            Upon (i) the completion of a sale of a Property approved by Landlord (including a transfer of title pursuant to condemnation or (ii) the occurrence of a loss of a Property which is not repaired or rebuilt and in respect of which Landlord is compensated by property or casualty insurance), that occurs during the Term, so long as Tenant is not then in default beyond any applicable notice and cure period, Landlord shall provide Tenant a monthly credit against subsequent payments of Basic Rent in the manner set forth in this Section.  In addition, if Landlord completes the sale of the Properties located at 120 Salem Ave. SW, Roanoke, Virginia, 24011 and/or 200 E. Market Street, Greensboro, North Carolina, 27401, at any time after January 1, 2020, Landlord shall provide Tenant a credit against subsequent payments of Basic Rent in the manner set forth in this Section.

(c)           The amount of such credit shall equal 8.0% of the net consideration Landlord receives at closing for the sale of the applicable Property, less any actual expenses Landlord incurs in completing such sale, including, without limitation, all closing costs, fees, cost of fixture and equipment removal (as referenced in Section 7(d)) and commissions, divided by 12 (such credit is referred to herein as a “Rent Credit”).  Commencing on the first month after a sale of a Property approved by Landlord, Tenant’s remaining obligations to pay Basic Rent for each month remaining of the Term after the closing of a sale of a Property shall be reduced by the Rent Credit applicable to such sale.  For example (for illustration purposes only), if at a closing, Landlord receives $1,000,000 (after appropriate reduction for expenses) for a Property sold with Landlord’s approval, then the Rent Credit would be $6,666.67 (i.e., [$1,000,000 x .08] ÷ 12 = $6,666.67) and after application of such Rent Credit, the Basic Rent for the remainder of the Term would be $660,000.00 per month for each month remaining in the Term.  In the event the Basic Rent, after application of Rent Credits obtained by Tenant, is reduced to $0.00 per month, Tenant shall no longer be entitled to any further Rent Credit for subsequent sales of Property(ies).

(d)           Tenant shall not have any duty or obligation to remove any fixtures (including printing presses, inserters, ink tanks, and conveying equipment) or other improvements from any Property in connection with the sale thereof. Tenant shall grant Landlord and its contractor reasonable access to the Property for the purpose of removing such equipment. Removal of equipment shall be completed in a manner that minimizes damage to the Property and interruption of Tenant’s business.  The cost of removal shall be paid by Landlord and shall be deducted from the net consideration of such sale for purposes of calculating the corresponding Rent Credit.

8.             Maintenance.  Tenant, at its expense, shall promptly make all repairs and replacements and perform all maintenance in and to the Properties and all equipment, property and fixtures therein or appurtenant thereto, that is necessary or desirable to keep the Properties in good order, condition and repair.  Tenant shall maintain the Properties, and all equipment, property and fixtures located at the Properties, in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Properties.  Tenant shall repair or replace any damage to any portion of any Property, and all equipment, property and fixtures located at the Properties, regardless of the cause of such damage.  If Tenant fails to make such repairs or replacements promptly after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. The cost of all repair or replacement work performed by Landlord under this Section shall be paid by Tenant to Landlord within fifteen (15) days after Landlord has invoiced Tenant therefor.

9.            Landlord’s Entry.  Landlord, its agents and employees may, at any reasonable time or times, upon prior notice to Tenant (except in the event of an emergency, in which event no notice shall be required), enter upon any Property, any portion thereof and any appurtenance thereto (with persons and materials, if required) for the purpose of: (a) inspecting the same; (b) making such repairs, replacements or Alterations which Landlord may be allowed to perform as herein provided; and (c) showing the Property to prospective purchasers, lenders or lessees. In the exercise of its rights under this Section, Landlord shall use reasonable efforts to avoid material interference with the operation of Tenant’s business within the Properties.

10.          Condition of Properties.  Tenant agrees to accept the Properties, and all buildings, fixtures, equipment, or any other improvement located on the Properties, in their “as is” and “where is” condition and without any agreements, representations, understandings or obligations on the part of Landlord to perform any Alterations, repairs or improvements.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Properties or the suitability of the Properties for Tenant’s intended use.

11.           Alterations.

(a)             Tenant may make any or all changes, additions, improvements, reconstructions or replacements of any of the improvement located on the Properties (each, an “Alterations” and collectively, the “Alterations”), both interior or exterior, without the prior written consent of the Landlord provided such Alterations comply with all of the following provisions:  (i) the fair market value of the Property upon which an Alteration is performed shall not be lessened in any material respect as a result of any such Alteration, nor shall the structural integrity of such Property be impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the applicable Property, nor shall any such Alteration materially adversely affect access to such Property; (iii) the Alteration shall be performed in a good and workmanlike manner, and shall be promptly completed in compliance with all applicable laws, (iv) all work done in connection with any such Alteration shall comply with all policies of insurance applicable to the Property upon which the Alteration is performed, (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall promptly discharge all liens filed against any of such Property arising out of the same, (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, and (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease.  Tenant shall maintain and upon request provide to Landlord all as-built plans and specifications or record drawings that Tenant obtains in performing Alterations.

(b)            All Alterations shall be performed only by qualified contractors and subcontractors.  Tenant shall cause all contractors and subcontractors to procure and maintain “Builder’s All Risk” insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All Alterations shall be performed in accordance with all applicable laws and in a good and workmanlike manner so as not to damage the Properties, or any improvements, fixtures or equipment located thereon.

(c)            Tenant shall not permit any construction or mechanic’s liens to be filed against any Property for any Alterations, materials furnished for Alterations, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after such filing, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security satisfactory to Landlord, in Landlord’s sole discretion. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

12.           Assignment/Subletting.

(a)          Tenant may assign its interest in all or any portion of this Lease or sublease all or any portion(s) of the Properties without the prior written consent of Landlord.  Unless Landlord consents to releasing Tenant in writing in advance, which consent Landlord may withhold in its sole and absolute discretion, no sublease under, or assignment of this Lease shall relieve Tenant of its obligations hereunder, and all such obligations shall continue as the obligations of a principal and not as the obligations of a surety or a guarantor.  Notwithstanding any merger, consolidation or sale (i) of the Tenant, (ii) of any parent, subsidiary or affiliate of the Tenant or (iii) of any or all of the assets of the Tenant or any parent, subsidiary or affiliate of the Tenant, the original Tenant (and any successor of the original Tenant by such merger, sale or consolidation) shall continue to be obligated for all of the Tenant’s obligations hereunder without any abatement, diminution, set-off, reduction, rebate, termination, or decrease.  The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease, unless in each case, the same has been consented to by Landlord in writing.

(b)            Each sublease of any Property or any part thereof shall be subject and subordinate to the provisions of this Lease, and a copy thereof shall be delivered to Landlord within fifteen (15) days after the execution and delivery of such sublease.  Actions affecting a Property by the subtenant (including, but not limited to, a holding over by a subtenant after the expiration or sooner termination of this Lease) shall also be deemed actions taken by Tenant.  Tenant shall, within a minimum of ten (10) days prior to the execution and delivery of any such assignment as described in this Section, give notice of such assignment to Landlord.  Tenant further agrees that in the case of such assignment, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed, and, in the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

(c)            Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Properties, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.  All subleases shall provide that upon notice from Landlord of an Event of Default, all rent due under such sublease shall be paid as so directed.

(d)            In the event of a termination of this Lease, any subtenant of the Properties shall, at the option of Landlord, exercisable within thirty (30) days after such termination, attorn to Landlord.  Each subtenant who hereafter takes an interest in any Property shall be deemed to have agreed to the provisions of this Section.  Tenant covenants that each sublease of any Property hereafter executed shall contain a clause expressly providing that the subtenant thereunder shall attorn to Landlord, upon request of Landlord, in the event of a termination of this Lease, but the absence of such a clause from any sublease shall not relieve the subtenant from the provisions of this Section.  In the event Landlord expressly waives such right of attornment or does not timely exercise the option to have a subtenant attorn as aforesaid, such sublease shall automatically terminate.

13.          Tenant’s Failure to Perform.  In the event Tenant fails or neglect to perform all Tenant’s obligations required hereunder, Landlord shall have the right, but not the duty, to perform said obligation of Tenant, after giving Tenant written notice, and the sum or sums of money paid by Landlord, together with all other costs and expenses Landlord incurs, for the purposes aforesaid, plus interest thereon at the then maximum legal contract rate from date of each such payment or performance, shall be deemed to be Additional Rent and shall become due and payable by Tenant to Landlord with the next monthly installment of Basic Rent becoming due and payable thereafter.  All Basic Rent and Additional Rent that is not paid when due shall accrue interest from and after such due date at the maximum legal contract rate until it is paid in full.

14.           Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default under this Lease (each an “Event of Default”):

(a)             Tenant’s failure to make any payment of Basic Rent when due which continues unremedied for a period of three (3) business days.

(b)             Tenant’s failure to make payment of Additional Rent or other sum herein required to be paid by Tenant and such default shall continue for a period of fifteen (15) business days after written notice by Landlord to Tenant.

(c)            Tenant’s failure to duly perform and observe, or Tenant’s violation or breach of, any other material provision hereof if such failure shall continue for a period of thirty (30) days after notice thereof from Landlord, or if such failure cannot be cured within such period of thirty (30) days, such period shall be extended for such longer time as reasonably necessary (not to exceed a total of one ninety (90) days) provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such failure.  Tenant agrees that after receiving any such notice of default referred to above in this subsection (c), Tenant shall, upon request of Landlord, advise the requesting party of Tenant’s progress in curing such default.

(d)           Tenant becomes insolvent within the meaning of the United States Bankruptcy Code, as amended (the “Code”), files or notifies Landlord that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (any of the foregoing hereinafter referred to as, an “Action”), becomes the subject of either a petition under the Code or an Action which continues undischarged or unstayed for a period of ninety (90) days, or is not generally paying its debts as the same become due.

(e)            A court shall enter an order, judgment or decree appointing a receiver or trustee for it or for any of the Properties or approving a petition filed against Tenant that seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered.

(f)             Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution, or shall, in any manner, permit the divestiture of all or substantially all of its assets other than in connection with a merger or consolidation of Tenant, as the case may be, into, or a sale of all or substantially all of Tenant’s assets to, another corporation provided that the survivor of such merger or consolidation, or the purchaser of such assets, shall assume all of Tenant’s obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Landlord, accompanied by an opinion of counsel, reasonably satisfactory to Landlord, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms, and provided further that, immediately after giving effect to any such merger or consolidation or sale of such assets, the survivor of such merger or consolidation, or the purchaser of such assets, as the case may be, shall have a consolidated tangible net worth equal or greater than that of Tenant immediately prior to such merger or consolidation or sale of such assets, as the case may be.

(g)          The estate or interest of Tenant in any of the Properties shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment.

(h)           Any representation or warranty made in writing by or on behalf of the Tenant or by any officer of the Tenant in this Lease or in any estoppel certificate furnished to Landlord or in any other writing furnished in connection with the transactions contemplated by this Lease proves to be false or incorrect in any material respect on the date as of when made.

(i)              Tenant acknowledges and agrees that all notice periods provided in this Section are in lieu of, and not in addition to any notice periods provided by law.

15.            Landlord’s Remedies.  After the occurrence of an Event of Default by Tenant, Landlord shall have the right to exercise the following remedies:

(a)           Landlord may, at its option, continue this Lease in full force and effect, without terminating Tenant’s right to possession of the Properties, in which event Landlord shall have the right to collect Basic Rent, Additional Rent and all other charges when due.  In the alternative, Landlord shall have the right to peaceably re-enter any Property on the terms set forth in subsection (b) below, but without such re-entry being deemed a termination of the Lease or an acceptance by Landlord of a surrender thereof.  Landlord shall also have the right, at its option, from time to time, without terminating this Lease, to relet any Property, or any part thereof, with or without legal process, as the agent, and for the account, of Tenant upon such terms and conditions as Landlord may deem advisable (which terms may be materially different from the terms of this Lease), in which event the rents received on such reletting shall be applied (i) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and Alterations of such Property, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (ii) thereafter toward payment of all sums due or to become due Landlord hereunder.  If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise.  Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of a Property in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder.  Landlord’s re-entry and reletting of a Property without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth below.

(b)            Landlord may terminate this Lease by written notice to Tenant specifying a date therefor, which shall be no sooner than ten (10) business days following notice to Tenant, and this Lease shall then terminate on the date so specified as if such date had been originally fixed as the expiration date of the Term.  In the event of such termination, Landlord shall be entitled to recover from Tenant the worth at the time of the payment by Tenant of all of the following:

(i)              Any obligation which has accrued prior to the date of termination, plus,

(ii)            The amount of unpaid Basic Rent, Additional Rent and all other charges have accrued after termination until the time of payment by Tenant, plus,

(iii)          The amount by which the unpaid Basic Rent and Additional Rent for the balance of the Term (excluding any option periods or portions thereof not previously exercised) exceeds the fair and reasonable rental value of the Properties for such period (taking into account, among other factors, the anticipated duration that the Properties would be unoccupied prior to reletting and the anticipated costs of reletting the Properties.

(c)             Tenant agrees that Landlord shall have no obligation to mitigate damages hereunder following a termination of this Lease due to an Event of Default, and in any action or claim by Landlord against Tenant due to breach of this Lease following an Event of Default the amount of damages to which Landlord may be entitled shall not be reduced to reflect any loss which Landlord may be able to recover by reletting of the Properties or other efforts at mitigation.  To the extent that applicable law requires Landlord to mitigate damages, Tenant agrees that it shall have the burden of proving the amount of damages which Landlord may be able to recover by mitigation and that Landlord shall have no obligation to subdivide any Property or to lease any Property other than on a triple net basis (substantially consistent with the terms of this Lease) to a tenant whose long term debt is rated at least investment grade by Standard & Poor’s Corporation.

(d)            Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, as Additional Rent, such reasonable and actual expenses as Landlord may incur in recovering possession of any Property, placing the same in good order and condition and repairing the same for reletting, and all other reasonable and actual expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any Event of Default by Tenant hereunder (including without limitation attorneys’ fees).

(e)            At any time upon prior notice to Tenant, Landlord shall have the right, but shall not be required, to pay such sums or do any act that requires the expenditure of monies that may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease, and in the event of the exercise of such right by Landlord, Tenant shall pay to Landlord promptly upon demand, as Additional Rent, all such sums including reasonable attorneys’ fees, together with interest thereon at the Default Rate.

(f)              The various rights and remedies reserved to Landlord herein are cumulative and shall survive termination of this Lease, and Landlord may pursue any and all such rights and remedies and any other available to Landlord under applicable law or equity, whether at the same time or otherwise (to the extent not inconsistent with specific provisions of this Lease).  To the extent permitted under applicable law, Landlord expressly reserves its right to forcibly dispossess Tenant from the any Property, whether peaceably or otherwise, without judicial process.

16.         Casualty Events.  In the event of any casualty (whether or not insured against) resulting in damage to any Property or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder.  Promptly after such casualty, Tenant shall commence and diligently continue to perform the restoration to the Properties to completion.  Tenant shall, regardless of whether or not it obtains sufficient insurance proceeds, promptly repair or replace the improvements, fixtures and equipment on the damaged Property as nearly as possible to their value and condition and character immediately prior to such event and in accordance with this Lease.  Tenant shall adjust and compromise any and all casualty claims related to any or all of the Properties.  In the event of any casualty loss in excess of $2,000,000.00, Tenant shall give Landlord immediate notice thereof, and Landlord shall have the right, but not the obligation, to join with Tenant in adjusting and compromising such casualty claim.  If Landlord and Tenant elect not to repair or rebuild a Property, and Landlord receives insurance proceeds, then the casualty loss will be treated like a sale of Property, and subject to the Rent Credit described in Section 7(c).

17.          Condemnation.  In the event a Property, or any portion thereof, shall be taken or condemned by any governmental authority (including, for purposes of this Section, any purchase by such governmental authority in lieu of a taking), the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder, except as provided in this Section. In the case of any taking or condemnation, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to make application for a separate award as may be made for trade fixtures and other equipment which under the terms of Section 18 of this Lease would not have become the property of Landlord; further provided, that any such separate award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of such award to Tenant.  Notwithstanding the foregoing, upon a condemnation of a Property, or portion thereof, Landlord shall provide Tenant a Rent Credit in the manner provided in and in accordance with the terms and conditions of Section 7.

18.          Termination.  Upon termination of this Lease or any extension thereof by passage of time or for any cause, Tenant shall peaceably surrender to Landlord the Properties in broom clean, good repair and condition, subject only to reasonable wear and tear; free and clear of all liens, leases, and other encumbrances made or suffered by Tenant.  Tenant shall thereupon have the right to promptly remove from the Properties only such equipment, appliances and other trade fixtures and trade equipment installed and maintained by Tenant in the Properties that Tenant purchased under the Asset and Stock Purchase Agreement dated January 29, 2020 by and among Tenant, Landlord and Berkshire Hathaway Inc. or Landlord shall have given written consent to removal prior to its installation by Tenant.  All damages to the Properties caused by such removal shall be repaired by the Tenant at its sole cost and expense concurrently with such removal.  Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and shall, at Landlord’s option, become the property of Landlord, and may be retained, appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord, at Tenant’s sole cost, as Landlord shall desire without notice to Tenant and without any obligation to account for such items. Tenant’s obligation to observe or perform the covenants set forth in this Section shall survive the termination of this Lease.  The acceptance of keys or access cards to any Property by Landlord, its agents, employees, contractors, or any other person on Landlord’s behalf shall not be deemed or constitute an early termination of this Lease unless such early termination is evidenced in writing and signed by Landlord.

19.         Tenant Indemnification and Insurance.  Tenant covenants and agrees to indemnify, protect, and at Landlord’s option defend (with counsel satisfactory to Landlord) and hold harmless the Landlord, its agents, and their parents, affiliates and employees from and against any and all claims, costs, charges, liability or attorneys’ fees arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or person, occurring on or arising in connection with the Properties during the Term or any time in which Tenant is in occupancy of the Properties, except for damage or injury caused solely by the intentional misconduct of Landlord.  Tenant’s indemnification obligations provided in this Lease shall survive the expiration or sooner termination of this Lease.  Tenant further covenants and agrees to procure, pay for and maintain at all times during the Term policies of insurance on such forms, in such amounts, and from such company(ies) as Landlord may require, in Landlord’s reasonable discretion.  Such insurance shall include, without limitation, insurance against loss or damage by fire, earthquake, flood and such other perils as are covered under the broadest form of the “extended coverage” or “all risk” endorsement available in the state in which the applicable Property is located including, but not limited to, damage by wind storm, hurricane, lightning, explosion, smoke, sprinkler leakage, vandalism, malicious mischief and such other risks as are normally covered by such endorsements.  All liability insurance shall name Landlord, Landlord’s managing agent, if any, and their parents and affiliates shall be additional insureds, insuring and indemnifying such parties from injuries or damages arising out of the use of or related to the Properties.  All deductibles and/or retentions shall be paid by, assumed by, for the account of and at Tenant’s risk.  Tenant’s coverage of Landlord shall be primary and noncontributory with respect to any policies carried by Landlord; any coverage carried by Landlord will be excess insurance.  Prior to the commencement of the Term, and any time upon request of Landlord, Tenant shall furnish Landlord with binders, policies, and/or certificates of insurance evidencing said insurance so maintained by the Tenant.  Tenant waives all rights against Landlord for casualty loss and all policies of every type of insurance procured by Tenant shall contain a waiver of subrogation rights against Landlord.

20.        Subordination.  Nothing herein shall empower Tenant to do any act that can, may or shall cloud or encumber the Landlord’s interest in any Property, or any improvements, equipment or fixtures on any Property including, without limitation, recordation of a Uniform Commercial Code (UCC) Financing Statement in the land records office in the county where the Properties are situated.  Tenant’s rights are and shall always be subordinate to the lien of any encumbrances or mortgages now or hereafter placed by Landlord, its affiliated entities, or assigns, upon the land and building in which the Properties are located or any underlying leasehold estate and to all advances made or hereafter to be made upon the security thereof.  In the event that Landlord is in default under its financing with its lender, and if such loan documentation provides for a security interest in the Lease or the rents payable thereunder, Tenant agrees to attorn to Landlord’s lender, upon such lender’s request.  Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such mortgage or mortgages or encumbrances or to any such underlying lease or leases, and such estoppel certificates, as shall be requested by the Landlord.  Tenant grants to Landlord a power of attorney for the limited purpose of executing any such subordination or estoppel instruments on behalf of Tenant in the event that Tenant does not do so within thirty (30) days of Landlord’s request.

21.         Holding Over.  If Tenant shall hold over beyond the expiration of the Term with the written consent of Landlord, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies which Landlord may be entitled for such holding over, Tenant shall be construed to be occupying the Properties at a Basic Rent of one hundred twenty-five percent (125%) of the rate as the Term that just ended for the first ninety (90) days and one hundred fifty percent (150%) for any period thereafter.  If Tenant fails to surrender the Properties upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.  No extension or renewal of this Lease shall be deemed to have occurred by any holding over.

22.           Removal of Property Upon Termination.  Tenant agrees that if Tenant fails to remove all of Tenant’s property from the Properties within ten (10) days after termination of this Agreement, Landlord shall have the right to immediately remove all of Tenant’s property from the Properties and to destroy it or store it elsewhere at Tenant’s sole expense. In addition, Tenant shall indemnify and hold Landlord harmless from any liability, loss, cost, or obligation on account of or arising out of any such removal and destruction or other storage of property from the Properties.

23.        Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or by Federal Express or similar overnight delivery service, addressed to the following addresses, as applicable:

If to Landlord, at:

If to BH Media Group, Inc.:

BH Media Group
Attn: Mr. Ted Weschler
c/o Berkshire Hathaway Inc.
3555 Farnam St, Ste 1440
Omaha, NE 68131

With a copy to:
Baird Holm LLP
Attn: J. Scott Searl and Brian R. Schumacher
1700 Farnam Street, Suite 1500
Omaha, NE 68102-2068

If to Tenant:

Lee Enterprises, Incorporated
Attn: Mr. Kevin D. Mowbray
4600 E. 53rd St.
Davenport, Iowa 52807

With a copy to:
Lane & Waterman LLP
Attn: C.D. Waterman III and T.F. Olt III
220 N. Main Street, Suite 600
Davenport, Iowa 52801

Notices shall be effective upon receipt or refusal. Any party shall be entitled to change its address for notice by providing notice of such change in accordance herewith. Until such time as the notice of change is effective pursuant to the terms of this Section, the last address of said party shall be deemed to be the proper address of said party.

24.           No Waiver.  No waiver of any covenant or condition by a part to this Lease shall be deemed to imply or constitute a further waiver of the same covenant or condition or of any other covenant or condition of this Lease.

25.           No Partnership.  Nothing contained in this Lease shall be construed or deemed to create a partnership or joint venture for or between Landlord and Tenant, or to create any other relationship between the parties other than that of landlord (Landlord) and tenant (Tenant).

26.           Governing Law.  This Lease shall be governed by and construed in accordance with the laws of, or applicable to, the State of Delaware, without application of its conflict of laws principles.

27.           Counterparts.  This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28.           Entire Agreement-Modification-Partial Invalidity.  This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter of this Lease.  It is understood that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by the Landlord to Tenant with respect to the subject matter thereof, and none shall be used to interpret or construe this Lease.  It is further agreed by and between the parties hereto that there shall be no modification or amendment of this Lease, except as may be executed in writing between the parties to this Lease.  Landlord and Tenant agree that this Lease is a product of their joint efforts, that it expresses their agreement and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant because of their efforts in its preparation, and each party has had an opportunity to be represented by legal counsel.  If any provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such provision to all other persons and circumstances shall not be affected and shall be valid and enforceable to the fullest extent of the law.

29.          Landlord Transfer.  Landlord may transfer any or all of the Properties, and any improvements located thereon, and any of its rights under this Lease. Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord’s obligations hereunder in writing.

30.           Brokers.  Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease payable to any party and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys’ fees in connection therewith) other than fees payable to Tenant Broker and Landlord Broker, which shall be paid by Landlord pursuant to the terms of a separate written agreement.

31.           Time of Essence.  Time is of the essence with respect to the performance of every covenant and condition of this Lease.

32.          Headings.  The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

33.         Palace Building.  In addition to performing its obligations as Tenant of the Properties, Tenant shall perform all accounting, book keeping, reporting, property management and/or operational matters related to that certain building and underlying land located at 324 South Main Avenue West, and 23 West 4th Street South, Tulsa, Oklahoma 74103 (collectively, the “Palace Building”).  Tenant shall perform its obligations related to the Palace Building to Landlord’s reasonable satisfaction and in such amounts as Landlord may reasonably request, provided however, that Tenant shall have no duty to incur out-of-pocket expenses relating to the management of the Palace Building, The parties specifically acknowledge and agree that the Palace Building is not included in the definition of Properties under this Lease and Tenant shall have no right to any net revenues related to the Palace Building,  provided however, in consideration for Tenant providing property management services hereunder,  Landlord shall give Tenant the Rent Credit described in Section 7(c) above upon sale or other disposition of the Palace Building.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord has signed this Lease as of the day and year first above written.

LANDLORD:	BH Media Group, Inc.

By:
	Name:	Ted Weschler
	Title:	Authorized Representative

[Landlord’s Signature Page to BH Media Group, Inc. / Lee Enterprises, Incorporated Lease]

IN WITNESS WHEREOF, Tenant has signed this Lease as of the day and year first above written.

TENANT:	Lee Enterprises, Incorporated

By:
Name:
Title:

[Tenant’s Signature Page to BH Media Group, Inc. / Lee Enterprises, Incorporated Lease]